Exhibit N-8

                                 UTILITY COMPANY
                       FORM OF ASSOCIATE SERVICE AGREEMENT



         Ohio Edison Company, an Ohio corporation, The Cleveland Illuminating Company, an Ohio corporation, The Toledo Edison Company, an Ohio corporation, and Pennsylvania Power Company, a Pennsylvania corporation (collectively, the "Parties")

         WHEREAS, the Parties are all public utility subsidiaries of FirstEnergy Corp. ("FirstEnergy"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act");

WHEREAS, FirstEnergy organizes its utility subsidiary operations on a regional basis pursuant to which the FirstEnergy service territory is divided into regions and each region is operated and managed as a separate business unit;

         WHEREAS, certain regions currently, or may in the future, include more than one utility;

         WHEREAS, regional support services may from time to time be provided by one Party (in such capacity, the "Service Company") to any other Party (in such capacity, the "Client Company");

         WHEREAS, each of the Parties believes that it is in the interest of all of the Parties to enter into an arrangement whereby a Client Company may agree to purchase regional support services from a Service Company as a Client Company may choose at cost as determined in accordance with this Agreement and Rules 90 and 91 under the Act;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DESCRIPTION OF SERVICES.
         -----------------------

         The Parties, each in their capacity as a Service Company, agree to provide certain regional support services (the "Services") to each other Party in its capacity as a Client Company. Such services are and will be provided to a Client Company only at the request of a Client Company. Exhibit A hereto lists all of the Services that are available from each Service Company.

2.       PERSONNEL.

         In order to provide the Services, each Service Company will use its own employees. If necessary, each Service Company, after consultation with any Client Company, may also arrange for the services of nonaffiliated experts,

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consultants  and  attorneys in  connection  with the  performance  of any of the
Services provided under this Agreement.

3.       COMPENSATION AND ALLOCATION.
         ---------------------------

         As and to the extent required by law, each Service Company provides and will provide such services at fully allocated cost, determined in accordance with Rules 90 and 91 under the Act. Any services provided hereunder that are not direct charged will be allocated to the Party benefiting from the service based on the following formula. Each Party benefiting from the Services will be charged a portion of the indirect costs based on the sum of the weighted average of the following factors: (a) gross transmission and/or distribution plant; (b) operating and maintenance expense excluding purchase power and fuel costs; and
(c) transmission and/or distribution revenues, excluding transactions with affiliates. Each of the above factors is weighted equally. The result of the multiple factor-utility allocation will then be further allocated using the ratio of customers in that region benefiting from the Services.

4.       TERMINATION AND MODIFICATION.
         ----------------------------

         Any party to this Agreement may terminate its obligations under this Agreement by providing 60 days written notice of such termination to the other Parties. This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of the Act or with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the making of this Agreement. This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

5.       SERVICE REQUESTS.
         ----------------

         Each Client Company and each Service Company will prepare a Service Request on or before September 30th of each year listing Services to be provided to each respective Client Company by each respective Service Company and any special arrangements related to the provision of such Services for the coming year, based on Services provided during the preceding year. Any Service Request may be supplemented by both parties thereto during the year to reflect any additional or special Services that the related Client Company wishes to obtain from the related Service Company, and the arrangements relating thereto.

6.       BILLING AND PAYMENT.
         -------------------

         Unless otherwise set forth in a Service Request, payment for Services provided by a Service Company shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the related Client Company and the related Service Company. Billing will be made on a monthly basis, with the bill to be rendered by the 25th of the month, and remittance or accounting entries completed within 30 days of billing. Any amount remaining unpaid after 30 days following receipt of the bill shall bear interest thereon from the date of the bill until payment at a rate equal to the prime rate on the due date.

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7.       NOTICE.
         ------

         Where written notice is required by this Agreement, all notices, consents, certificates, or other communications hereunder shall be in writing and shall be deemed given when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:



                  To Ohio Edison Company:            c/o President
                                                     76 South Main Street
                                                     Akron, Ohio 44308


                  To The Cleveland Electric
                        Illuminating Company:        c/o President
                                                     76 South Main Street
                                                     Akron, Ohio 44308


                  To The Toledo Edison
                        Company:                     c/o President
                                                     76 South Main Street
                                                     Akron, Ohio 44308


                  To Pennsylvania Power
                        Company:                     c/o President
                                                     76 South Main Street
                                                     Akron, Ohio 44308


8.       GOVERNING LAW.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to their conflict of laws provisions.

9.       MODIFICATION.
         ------------

         No amendment, change or modification to this Agreement shall be valid, unless made in writing and signed by a Parties hereto.

10.      ENTIRE AGREEMENT.
         ----------------

         This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the Parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective Parties hereof and thereto, any and all prior agreements, understandings or

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representations  with respect to this subject  matter are hereby  terminated and canceled in their entirety and are of no further force and effect.

11.      WAIVER.
         ------

         No waiver by any Party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

12.      ASSIGNMENT.
         ----------

         This Agreement shall inure to the benefit and shall be binding upon the Parties and their respective successors and assigns. No assignment of this Agreement or any Party's rights, interests or obligations hereunder may be made without the consent of all Parties, which shall not be unreasonably withheld, delayed or conditioned.

13.      SEVERABILITY.
         ------------

         If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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         IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed as of this 1st day of June, 2003.

                                    Ohio Edison Company

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    The Cleveland Electric Illuminating Company

                                    By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                    The Toledo Edison Company

                                    By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                    Pennsylvania Power Company

                                    By:
                                    --------------------------------------------
                                    Name:
                                    Title:

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                                                                      Exhibit A


                                TYPES OF SERVICES



Service provided hereunder include, but are not limited:

Human Resources

Dispatching

Forestry

Claims

Stores Services

Transformer Shop

Facilities Services

Supervisory

Regional President Staff

Line Services

Substation Services

Engineering Services

Walk In Centers

Customer Service

Credit

Meter Reading

Meter Services

Garage Services

Regional Administration

VP Administration

Customer Support

Line Operations

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